                                                                                        Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is by and between American Physicians Service Group, Inc., a Texas corporation (“Employer”) and Timothy L. LaFrey, an individual (“Executive”), and shall be effective as of March 22, 2007 (the “Effective Date”).

Preliminary Statements

Executive desires to be employed by Employer upon the terms and conditions stated herein, and Employer desires to employ Executive provided that, in so doing, it can protect its confidential information, business, accounts, patronage and goodwill.

Employer and Executive have specifically determined that the terms of this Agreement are fair and reasonable.

Statement of Agreement

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I.

Term; Termination; Prior Agreements.

Section 1.1        Term. Employer hereby hires Executive and Executive accepts such employment for a term of four years commencing on the Commencement Date. For purposes hereof, the “Commencement Date” will be such date in March or April 2007 as Employer and Executive shall mutually agree to be Executives’ first day of employment.

Section 1.2        Termination Upon Expiration. Unless earlier terminated by Employer or Executive in accordance with the terms of this Agreement, this Agreement shall terminate automatically upon the expiration of the four-year term described in Section 1.1.

Section 1.3        Termination Upon Death or Permanent Disability. This Agreement shall be automatically terminated on the death of Executive or on the permanent disability of Executive if Executive is no longer able to perform in all material respects the usual and customary duties of Executive’s employment hereunder. For purposes hereof, any condition which in reasonable likelihood is expected to impair Executive’s ability to materially perform Executive’s duties hereunder for a period of three months or more shall be considered to be permanent.

Section 1.4        Termination for Cause. If this Agreement has not been previously terminated, and no party has previously given notice of termination pursuant to Section 1.5, Section 1.6 or Section 1.7, then Employer may terminate this Agreement “for cause” if:

(a)          In connection with the business of Employer, Executive is convicted of an offense constituting a felony or involving moral turpitude; or

(b)         in a material and substantial way, (i) Executive (A) violates any written policy of Employer, (B) violates any provision of this Agreement, (C) fails to follow reasonable written instructions or directions from the Board of Directors of Employer (the “Board”), or (D) fails to use good-faith efforts to perform the services required pursuant to this Agreement; and (ii) Executive fails to materially cure such violation or failure within fifteen days after receiving written notice from the Board clearly specifying the act or circumstances that gave rise to such violation or failure.

A notice of termination pursuant to this Section shall be in writing and shall state the alleged reason for termination. Executive, within not less than fifteen nor more than thirty days after such notice, shall be given the opportunity to appear before the Board, or a committee thereof, to rebut or dispute the alleged reason for termination. If the Board or committee determines, by a majority of the disinterested directors, after having given Executive the opportunity to rebut or dispute the allegations, that such reason is indeed valid, Employer may immediately terminate Executive’s employment under this Agreement for cause. Immediately upon giving the notice contemplated by this paragraph, Employer may elect, during the pendency of such inquiry, to relieve Executive of Executive’s regular duties.

Section 1.5        Termination for Good Reason. Any termination by Executive of this Agreement pursuant to this Section shall be deemed a termination by Executive for “good reason”. Executive may terminate this Agreement for good reason any time after a Change of Control in accordance with any of the following (with the further agreement that any election by Executive to not terminate this Agreement pursuant to this Section following a particular Change of Control shall not prevent the application of this Section to a subsequent Change of Control):

(a)          Executive may terminate this Agreement for any or no reason upon six months prior written notice, which notice cannot be given before the consummation of such Change of Control or after the expiration of the term of this Agreement pursuant to Section 1.1;

(b)         Executive may terminate this Agreement upon thirty days’ prior written notice if Executive’s base salary, as provided hereunder, is diminished;

(c)          Executive may terminate this Agreement upon thirty days’ prior written notice if Employer requires that Executive move to a city other than Austin;

(d)         Executive may terminate this Agreement upon thirty days’ prior written notice if the Board or any person authorized to act by the Board (for purposes of this Agreement, any such authorized person is referred to as an “Authorized Board Designee”) materially and unreasonably interferes with Executive’s ability to fulfill Executive’s job duties; or

(e)          Executive may terminate this Agreement upon thirty days’ prior written notice if Executive is reassigned to a position with diminished responsibilities, or Executive’s job responsibilities are materially narrowed or diminished.

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Without limiting the provisions of Section 1.8 hereof, Executive agrees that Employer can relieve Executive of Executive’s duties hereunder prior to the end of the applicable notice period provided for in this Section, and in such event, Executive shall not thereafter be entitled to any of the benefits or salary described in Article III hereof. Furthermore, if the term of this Agreement expires pursuant to Section 1.1 prior to the end of any notice period otherwise required under this Section, then the applicable notice period does not apply and notice may be given at any time prior to expiration pursuant to Section 1.1.

Section 1.6        Termination of Agreement by Employer Without Cause. Employer has the right to terminate this Agreement, other than “for cause,” on thirty days’ prior written notice. Any termination of this Agreement by Employer other than pursuant to the express terms of Section 1.2, Section 1.3 or Section 1.4 shall be deemed a termination pursuant to this Section, irrespective of whether the notice required under this Section is properly given.

Section 1.7        Termination of Agreement by Executive Without Good Reason. Executive may terminate Executive’s employment, other than for “good reason,” upon thirty days’ prior written notice stating that this Agreement is terminated other than for “good reason.” Executive agrees that Employer can relieve Executive of Executive’s duties hereunder prior to the end of such thirty-day notice period, and in such event, Executive shall not thereafter be entitled to any of the benefits or salary described in Article III hereof.

Section 1.8        Executive’s Rights Upon Termination. Upon termination of this Agreement, Executive shall be entitled to the following:

(a)          If this Agreement is terminated pursuant to Section 1.2, Section 1.3, Section 1.4, or Section 1.7 then Employer shall pay Executive or Executive’s representative, as the case may be, Executive’s then current base salary (excluding any bonuses and non-cash benefits) through the effective date of termination (which, in the case of Section 1.7, shall follow any portion of the applicable notice period during which Executive has not been relieved of Executive’s duties hereunder), and Employer shall have no further obligations hereunder.

(b)          If Employer terminates this Agreement without cause pursuant to Section 1.6, or Executive terminates this Agreement pursuant to Section 1.5,(b), (c), (d), or (e) then, in addition to receiving Executive’s then current base salary through the effective date of termination Executive shall receive within fifteen days of the effective date of termination a lump sum payment equal to four times the average annual total cash compensation earned by Executive for the prior four years (or the period since Executive’s initial employment with Employer, if less than four years), including, without limitation, salary and bonus, and excluding all equity-based compensation, including, but not limited to, deferred stock and stock options.

(c)          If Executive terminates this Agreement for good reason pursuant to Section 1.5(a), then, in addition to receiving Executive’s then current base salary through the effective date of termination Executive shall receive within fifteen days of the effective date of termination a lump sum payment equal to two times the average annual total cash compensation earned by Executive for the prior four years (or the period since Executive’s initial employment with Employer, if less than four years), including, without limitation, salary and bonus, and excluding all equity-based compensation, including, but not limited to, deferred stock and stock options.

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Executive and Employer agree that the effective date of any termination pursuant to Section 1.5 shall be the earlier of the end of the applicable notice period, if any, or the date on which Employer relieves Executive of Executive’s duties hereunder. Executive and Employer agree that the effective date of any termination pursuant to Section 1.6 hereof shall be only upon the expiration of the thirty-day notice period described in Section 1.6, regardless of whether Employer earlier relieves Executive of Executive’s duties hereunder. Furthermore, if this Agreement is terminated after a Change of Control, and Executive holds any rights or options exercisable or exchangeable for, or convertible into, a class of capital stock of Employer that is not or will not be publicly traded on the NASDAQ or another national exchange after such termination or Change of Control, then Employer agrees to buy from Executive all such rights and options that have an exercise price below the per share price assigned to the capital stock in the Change of Control, or if no price was assigned, the per share market price on the date of the Change of Control (whichever price is applicable, the “Market Price”). The purchase price for each such right or option shall be determined by multiplying the number of shares of capital stock that may be acquired using such right or option by the difference between the exercise price stated in such right or option and the Market Price.

Section 1.9        Survival. Any termination of this Agreement and Executive’s employment as a result thereof shall not release either Employer or Executive from their respective obligations to the date of termination nor from the provisions of this Agreement which, by necessary or reasonable implication, are intended to apply after termination of this Agreement, including, without limitation, the provisions of Article IV. Furthermore, neither the termination of this Agreement nor the termination of Executive’s employment under this Agreement shall affect, limit, or modify in any manner the existence or enforceability of any other written agreement between Executive and Employer, even if such other agreements provide employment-related benefits to Executive.

Section 1.10      “Change of Control.” As used in this Agreement, “Change of Control” shall mean the occurrence of any of the following:

(a)          Any person, entity or “group” within the meaning of § 13(d) or 14(d) of the of the Securities and Exchange Act of 1934 (the “Exchange Act”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of the Board;

(b)          a merger, reorganization or consolidation whereby Employer’s equity holders existing immediately prior to such merger, reorganization or consolidation do not, immediately after consummation of such reorganization, merger or consolidation, own more than 50% of the combined voting power of the surviving entity’s then outstanding voting securities entitled to vote generally in the election of directors;

(c)         the sale of all or substantially all of Employer’s assets to an entity in which Employer, any subsidiary of Employer, or Employer’s equity holders existing immediately prior to such sale beneficially own less than 50% of the combined voting power of such acquiring entity’s then outstanding voting securities entitled to vote generally in the election of directors; or

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(d)          any change in the identity of directors constituting a majority of the Board within a twenty-four-month period unless the change was approved by a majority of the Incumbent Directors, where “Incumbent Director” means a member of the Board at the beginning of the period in question, including any director who was not a member of the Board at the beginning of such period but was elected or nominated to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors.

ARTICLE II.

Duties of Executive

Subject to the approvals by and the ultimate supervision of the Board and the Chairman of the Board and Chief Executive Officer of Employer, Executive during the term hereof shall serve as Employer’s President and Chief Operating Officer. Subject to the control of the Board and the Chairman of the Board and Chief Executive Officer of Employer, Executive shall have the responsibilities commensurate with Executive’s title and as otherwise provided in Employer’s bylaws and other governing documents.

During the period of employment hereunder, Executive shall devote substantially all of Executive’s professional time and best efforts to the business of Employer and for the profit, benefit and advantage of Employer; provided, however, that this Section shall not be construed as preventing Executive from investing Executive’s personal assets in business ventures that do not compete with Employer or Employer’s Affiliates (as hereinafter defined) or are not otherwise prohibited by this Agreement, and spending reasonable amounts of personal time in the management thereof. Consistent with the foregoing, Executive shall use Executive’s best efforts to promote the interests of Employer and Employer’s Affiliates, and to preserve their goodwill with respect to their employees, customers, suppliers and other persons having business relations with Employer. Executive agrees to accept and hold all such offices and/or directorships with Employer and Employer’s Affiliates as to which Executive may, from time to time, be elected. For purposes of this Agreement, Employer’s subsidiaries, parent companies and other affiliates are collectively referred to as “Affiliates.”

ARTICLE III.

Salary; Expense Reimbursements

Section 3.1        Salary. As compensation for Executive’s service under and during the term of this Agreement (or until terminated pursuant to the provisions hereof) Employer shall pay Executive a salary of $31,250 per calendar month (prorated for partial months) beginning on the Commencement Date, payable in accordance with the regular payroll practices of Employer, as in effect from time to time. Such salary shall be subject to withholding for the prescribed federal income tax, social security and other items as required by law and for other items consistent with Employer’s policy with respect to health insurance and other benefit plans for similarly situated employees of Employer in which Executive may elect to participate.

Section 3.2        Other Benefits. During the term of this Agreement, Executive also shall be entitled to the same amount of paid vacation per year as is available to the Chief Executive Officer and other senior management executives of Employer under the policy of Employer in effect on

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the Effective Date. Executive will not be paid for unused vacation, and unused vacation cannot be carried forward to subsequent years. Without limiting the foregoing, Executive shall also receive such paid sick leave, insurance and other fringe benefits as are generally made available to other personnel of Employer in comparable positions, with comparable service credit and with comparable duties and responsibilities. Any benefits in excess of those granted other salaried employees of Employer shall be subject to the prior approval of the Board.

Section 3.3        Bonuses. In the discretion of the Board, and without implying any obligation on Employer ever to award a bonus to Executive, Executive may from time to time be awarded a cash bonus or bonuses for services rendered to Employer during the term of Executive’s employment under this Agreement. If and to the extent a bonus is ever considered for Executive, it is expected that any such bonus will be based not only on Executive’s individual performance and Executive’s relative position, service tenure and responsibilities with Employer, but also on the performance and profitability of the entire business of Employer.

Section 3.4        Expenses. Employer shall reimburse all reasonable out-of-pocket travel and business expenses incurred by Executive in connection with the performance of Executive’s duties pursuant to this Agreement. Executive shall provide Employer with documentation of Executive’s expenses, in a form acceptable to Employer and which satisfies applicable federal income tax reporting and record keeping requirements. In addition to the foregoing, Employer shall pay or reimburse Executive for costs associated with Executive maintaining his licenses as an attorney and a certified public accountant, including without limitation license fees, dues and fees for professional association memberships which Executive maintains as of the date of this Agreement and attendance at professional continuing education seminars to the same extent as Executive participated in professional continuing education activities prior to the entering into this Agreement.

Section 3.5        Additional Compensation. In additional to the foregoing, as additional consideration for Executive agreeing to enter into this Agreement, Executive will be entitled to the deferred compensation and stock option awards described in this Section. Effective upon the Commencement Date, Executive will be credited with an award of shares under Employer’s Deferred Compensation Plan equal to $70,000 in value calculated on the basis of the closing price of Employer’s common stock on the date of this Agreement. Furthermore, Executive will be granted an option to purchase 50,000 shares of Employer’s common stock under the terms of Employer’s Incentive and Non-Qualified Stock Option Plan. The option will be issued as a qualified, incentive stock option with an exercise price equal to the closing price of Employer’s common stock on the Effective Date of this Agreement and will be exercisable for a period of five years. Exercise rights will vest as to one-half of the shares on the first anniversary of the Effective Date of this Agreement and as to the remaining shares on the second anniversary thereof. The foregoing deferred compensation and stock option awards will otherwise be subject to the terms and conditions of Employer’s Deferred Compensation Plan and Incentive and Non-Qualified Stock Option Plan.

Section 3.6        Location of Employment. The parties acknowledge and agree that Executive’s employment duties hereunder are performable in Austin, Texas, subject to business travel commensurate with Executive’s duties hereunder and as otherwise requested by Employer.

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ARTICLE IV.

Executive’s Restrictive Covenants

Section 4.1        Confidentiality Agreement. Executive acknowledges that Executive has been and will continue to be exposed to confidential information and trade secrets (“Proprietary Information”) pertaining to, or arising from, the business of Employer and/or Employer’s Affiliates, that such Proprietary Information is unique and valuable and that Employer and/or Employer’s Affiliates would suffer irreparable injury if this information were divulged to those in competition with Employer or Employer’s Affiliates. Therefore, Executive agrees to keep in strict secrecy and confidence, both during and after the period of Executive’s employment, any and all information which Executive acquires, or to which Executive has access, during Executive’s employment by Employer, that has not been publicly disclosed by Employer or Employer’s Affiliates, that is not a matter of common knowledge by their respective competitors or that is not required to be disclosed through legal process. The Proprietary Information covered by this Agreement shall include, but shall not be limited to, information relating to any inventions, processes, software, formulae, plans, devices, compilations of information, technical data, mailing lists, management strategies, business distribution methods, names of suppliers (of both goods and services) and customers, names of employees and terms of employment, arrangements entered into with suppliers and customers, including, but not limited to, proposed expansion plans of Employer, marketing and other business and pricing strategies, and trade secrets of Employer and/or Employer’s Affiliates.

Except with prior approval of the Board or any Authorized Board Designee, Executive will not, either during or after Executive’s employment hereunder: (a) directly or indirectly disclose any Proprietary Information to any person except authorized personnel of Employer; nor, (b) use Proprietary Information in any manner other than in furtherance of the business of Employer. Upon termination of employment, whether voluntary or involuntary, within forty-eight hours of termination, Executive will deliver to Employer (without retaining copies thereof) all documents, records or other memorializations including copies of documents and any notes which Executive has prepared, that contain Proprietary Information or relate to Employer’s or Employer’s Affiliates’ business, all other tangible Proprietary Information in Executive’s possession or control, and all of Employer’s and the Affiliates’ credit cards, keys, equipment, vehicles, supplies and other materials that are in possession or under Executive’s control.

Section 4.2        Nonsolicitation Agreement. During Executive’s employment hereunder and for a period of four years after Executive ceases to be employed by Employer, Executive shall not, directly or indirectly, for Executive’s own account or otherwise (i) solicit business from, divert business from, or attempt to convert to other methods of using the same or similar products or services as provided by Employer or Employer’s Affiliates, any client, account or location of Employer or Employer’s Affiliates with which Executive has had any contact as a result of Executive’s employment hereunder; or (ii) solicit for employment or employ any employee or former employee of Employer or Employer’s Affiliates.

Section 4.3        Remedies. Executive understands and acknowledges damages at law alone will be an insufficient remedy for Employer and Employer will suffer irreparable injury if Executive violates the terms of this Agreement. Accordingly, Employer, upon application to a court of competent jurisdiction, shall be entitled to injunctive relief to enforce the provisions of this

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Agreement in the event of any breach, or threatened breach, of its terms. Executive hereby waives any requirement that Employer post bond or other security prior to obtaining such injunctive relief. Injunctive relief may be sought in addition to any other available rights or remedies at law. Employer shall additionally be entitled to reasonable attorneys’ fees incurred in enforcing the provisions of this Agreement.

ARTICLE V.

Miscellaneous

Section 5.1       Assignment. No party to this Agreement may assign this Agreement or any or all of its rights or obligations hereunder without first obtaining the written consent of all other parties hereto. Any assignment in violation of the foregoing shall be null and void. Subject to the preceding sentences of this Section, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. This Agreement shall not be deemed to confer upon any person not a party to this Agreement any rights or remedies hereunder. The provisions of this Section do not preclude the sale, transfer or assignment of the ownership interests of any entity that is a party to this Agreement, although such a sale, transfer or assignment may be expressly prohibited or conditioned pursuant to other provisions of this Agreement.

Section 5.2       Amendments. This Agreement cannot be modified or amended except by a written agreement executed by all parties hereto.

Section 5.3       Waiver of Provisions; Remedies Cumulative. Any waiver of any term or condition of this Agreement must be in writing, and signed by all of the parties hereto. The waiver of any term or condition hereof shall not be construed as either a continuing waiver with respect to the term or condition waived, or a waiver of any other term or condition hereof. No party hereto shall by any act (except by written instrument pursuant to this Section), delay, indulgence, omission or otherwise be deemed to have waived any right, power, privilege or remedy hereunder or to have acquiesced in any default in or breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right, power, privilege or remedy hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power, privilege or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

Section 5.4       Further Assurances. At and from time to time after the Closing, each party shall, at the request of another party hereto, but without further consideration, execute and deliver such other instruments and take such other actions as the requesting party may reasonably request in order to more effectively evidence or consummate the transactions or activities contemplated hereunder.

Section 5.5       Entire Agreement. This Agreement and the agreements contemplated hereby or executed in connection herewith constitute the entire agreement of the parties hereto

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regarding the subject matter hereof and, except as provided otherwise herein, supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

Section 5.6       Severability; Illegality. In the event any state or federal laws or regulations, now existing or enacted or promulgated after the date hereof, are interpreted by judicial decision, a regulatory agency or legal counsel in such a manner as to indicate that any provision hereof may be illegal, invalid or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision that (a) preserves the underlying economic and financial arrangements between the parties hereto without substantial economic detriment to any particular party and (b) is as similar in effect to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. No party to this Agreement shall claim or assert illegality as a defense to the enforcement of this Agreement or any provision hereof; instead, any such purported illegality shall be resolved pursuant to the terms of this Section.

Section 5.7       GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS.

Section 5.8       Language Construction. This Agreement shall be construed, in all cases, according to its fair meaning, and without regard to the identity of the person who drafted the various provisions contained herein. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof. As used in this Agreement, “day” or “days” refers to calendar days unless otherwise expressly stated in each instance. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural. Use of the words “herein,” “hereof,” “hereto,” “hereunder” and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular Article, Section or provision of this Agreement, unless otherwise expressly noted.

Section 5.9       Notice. Whenever this Agreement requires or permits any notice, request, or demand from one party to another, the notice, request, or demand must be in writing to be effective and shall be deemed to be delivered and received (a) if personally delivered or if delivered by facsimile or courier service, when actually received by the party to whom notice is sent or (b) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

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If to Employer:	American Physicians Service Group, Inc.
1301 Capital of Texas Hwy, Suite C-300
Austin, TX 78746
Attention: Board of Directors
Facsimile Transmission: (512) 314-4398
If to Executive:	Timothy L. LaFrey
8507 Alverstone Way
Austin, TX 78759

Section 5.10     CHOICE OF FORUM; ATTORNEYS' FEES. THE PARTIES HERETO AGREE THAT THIS AGREEMENT IS PERFORMABLE IN WHOLE AND IN PART IN TRAVIS COUNTY, TEXAS, AND SHOULD ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT BE INSTITUTED BY ANY PARTY HERETO (OTHER THAN A SUIT, ACTION OR PROCEEDING TO ENFORCE OR REALIZE UPON ANY FINAL COURT JUDGMENT ARISING OUT OF THIS AGREEMENT), SUCH SUIT, ACTION OR PROCEEDING SHALL BE INSTITUTED ONLY IN A STATE OR FEDERAL COURT IN TRAVIS COUNTY, TEXAS. EACH OF THE PARTIES HERETO CONSENTS TO THE IN PERSONAM JURISDICTION OF ANY STATE OR FEDERAL COURT IN TRAVIS COUNTY, TEXAS AND WAIVES ANY OBJECTION TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES HERETO RECOGNIZE THAT COURTS OUTSIDE TRAVIS COUNTY, TEXAS MAY ALSO HAVE JURISDICTION OVER SUITS, ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT, AND IN THE EVENT THAT ANY PARTY HERETO SHALL INSTITUTE A PROCEEDING INVOLVING THIS AGREEMENT IN A JURISDICTION OUTSIDE TRAVIS COUNTY, TEXAS, THE PARTY INSTITUTING SUCH PROCEEDING SHALL INDEMNIFY ANY OTHER PARTY HERETO FOR ANY LOSSES AND EXPENSES THAT MAY RESULT FROM THE BREACH OF THE FOREGOING COVENANT TO INSTITUTE SUCH PROCEEDING ONLY IN A STATE OR FEDERAL COURT IN TRAVIS COUNTY, TEXAS, INCLUDING WITHOUT LIMITATION ANY ADDITIONAL EXPENSES INCURRED AS A RESULT OF LITIGATING IN ANOTHER JURISDICTION, SUCH AS REASONABLE FEES AND EXPENSES OF LOCAL COUNSEL AND TRAVEL AND LODGING EXPENSES FOR PARTIES, WITNESSES, EXPERTS AND SUPPORT PERSONNEL. THE PREVAILING PARTY IN ANY ACTION TO ENFORCE OR DEFEND RIGHTS UNDER THIS AGREEMENT SHALL BE ENTITLED TO RECOVER ITS COSTS AND REASONABLE ATTORNEYS' FEES IN ADDITION TO ANY OTHER RELIEF GRANTED.

Section 5.11     Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signature page follows]

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SIGNATURE PAGE

TO

EXECUTIVE EMPLOYMENT AGREEMENT

EXECUTED by Employer and Executive to be effective for all purposes as of the Effective Date provided above.

EMPLOYER:	AMERICAN PHYSICIANS SERVICE GROUP, INC.
Kenneth S. Shifrin, Chief Executive Officer

EXECUTIVE:

Timothy L. LaFrey

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